UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2025

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 18, 2025, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing data from its Phase 1/2 clinical study of CRB-701 (SYS6002) that was presented at the 2025 European Society for Medical Oncology Congress (“ESMO25”) on October 19, 2025. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The Company also updated its presentation used by management to describe its business. A copy of the presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On October 18, 2025, the Company announced data from its Phase 1/2 clinical study of CRB-701 that was presented at ESMO25 on October 19, 2025.

Data as of September 1, 2025 was presented from 167 patients, of whom 1221 were evaluable for efficacy. The tumor types being investigated were head and neck squamous cell carcinoma (HNSCC, n=41), cervical cancer (n=37) and locally advanced/metastatic urothelial (mUC, n=23) tumors. In addition, 21 patients who had other solid-tumor types were enrolled during dose escalation.

The multi-center Phase 1/2 study is being conducted in the U.S and Europe. The study was designed as an “all comers” trial with no enrollment restrictions for biomarkers (Nectin-4, PDL-1 or HPV status) or the number of prior lines of therapy. Patients were heavily pretreated with a median of 3 prior lines of therapy (range: 1–9), and the mean age was 60 years (range: 30–90). Baseline performance status, as assessed by the Eastern Cooperative Oncology Group (ECOG), was ≤2 for all patients, with 43.1% classified as ECOG 0, 55.1% as ECOG 1, and 1.8% as ECOG 2.

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1 122 evaluable patients includes 84 patients with either HNSCC, cervical or mUC tumors dosed at 2.7 mg/kg (n=38) or 3.6 mg/kg (n=46), 7 patients with either HNSCC, cervical or mUC tumors dosed during dose escalation at 1.8 mg/kg, 21 patients who had other solid-tumor types that were enrolled during dose escalation, 8 non-evaluable patients, 1 patient with a -60.7% reduction in the size of mUC tumor not  included in ORR and DCR calculations due to missing data and 1 patient with a HNSCC tumor dosed with the combination of CRB-701 (at 2.7 mg/kg) and pembrolizumab.

Efficacy in Response Evaluable Patients (n=84) dosed either at 2.7 mg/kg or 3.6 mg/kg

HNSCC (n=33)
Dose	2.7 mg/kg	3.6 mg/kg
ORR*	33.3% (4/12)	47.6% (10/21)
DCR**	75.0%	61.9%
Response confirmation***	All confirmed	7 confirmed 3 unconfirmed: 1 discontinued and 2 ongoing
Cervical (n=34)
Dose	2.7 mg/kg	3.6 mg/kg
ORR*	22.2% (4/18)	37.5% (6/16)
DCR**	66.6%	68.8%
Response confirmation***	2 confirmed 2 unconfirmed and ongoing	3 confirmed 3 unconfirmed: 1 discontinued and 2 ongoing
mUC (n=17)
Dose	2.7 mg/kg	3.6 mg/kg
ORR*	50.0% (4/8)	55.6% (5/9)
DCR**	75.0%	88.9%
Response confirmation***	2 confirmed 2 unconfirmed and ongoing	3 confirmed 2 unconfirmed: 1 discontinued and 1 ongoing

*Objective response rate (ORR) calculated using patient’s unconfirmed best overall response (BOR) per RECISTv1.1, excluding non-evaluable patients (n=9). **Disease control rate (DCR) calculated by summing numbers of response-evaluable patients who achieve a BOR of complete response (CR), partial response (PR) or stable disease (SD).  *** Treatment status as of September 1, 2025.

Safety (n=167)

•
No dose limiting toxicities (DLTs) were encountered during dose escalation. The 2.7 mg/kg and 3.6 mg/kg doses were selected for dose optimization.
•
The most common treatment emergent adverse events (TEAEs) at a frequency of >15% were dysgeusia (18.6%), anemia (21.0%), fatigue (21.6%), alopecia (24.0%) and keratitis (32.3%).
•
Grade 3 treatment related adverse events were reported in 30 patients (18.0%). There were no grade 4 or 5 treatment related-adverse events.
•
Notably, the rate of peripheral neuropathy was low at 8.4% (all Grade 1 or 2), based on a broad, standardized MedRA category search.
•
The discontinuation rate related to CRB-701 was low at 6.0%.
•
Overall, CRB-701 demonstrated a favorable safety and tolerability profile.

Biomarkers

 Nectin-4 (all tumor types)

•
Clinical responses were observed in patients with both high and low Nectin-4 expression as measured retrospectively by immunohistochemistry.

HPV status (HNSCC)

•
Responses were observed in patients with both HPV+ and HPV- status.

PD(L)-1 (HNSCC)

•
Responses were observed in patients with PD(L)-1 positive and negative status.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 18, 2025
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	October 20, 2025	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer